Exhibit 99

FOR IMMEDIATE RELEASE	For further information, contact
Doug Craney 708-450-3117

Alberto-Culver Reports Record First Quarter Fiscal Year 2008

Sales and Earnings Results From Continuing Operations

Increases Regular Quarterly Cash Dividend 18.2% to 6.5 Cents Per Share

Melrose Park, IL, (January 28, 2008) – Alberto-Culver Company (NYSE: ACV), a leading manufacturer and marketer of personal care products including TRESemmé, Alberto VO5, Nexxus and St. Ives, today announced record sales and earnings results from continuing operations for its first fiscal quarter of 2008.

First Quarter:

•	Net sales for the first quarter increased 14.1% to $400.7 million from $351.1 million in the prior year.

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Pre-tax income from continuing operations increased to $43.5 million from a loss of $1.3 million in the prior year quarter. Excluding restructuring and other expenses of $4.8 million in the current quarter and $31.4 million in the prior year quarter, pre-tax earnings from continuing operations increased 60.5% to $48.3 million compared to $30.1 million in the prior year quarter.

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Diluted earnings per share from continuing operations increased to 29 cents from zero in the prior year quarter. Excluding restructuring and other expenses, diluted earnings per share from continuing operations increased 52.4% to 32 cents versus 21 cents in the prior year quarter.

Commenting on the first quarter, Alberto-Culver President and Chief Executive Officer V. James Marino said, “Our record performance this quarter was due to the continued success of TRESemmé in each of our major markets and growth in several of our brands, including Nexxus. In our beauty care markets outside the U.S., we generated strong sales and earnings growth. Our robust pre-tax earnings growth rate was driven partly by our restructuring savings, which we begin lapping next quarter, gross margin improvements, increased interest income and certain one-time benefits. In addition, we also shifted some of our planned marketing spending to subsequent quarters. We are very pleased with these results and look forward to continuing our momentum for the remainder of 2008.”

Alberto-Culver First Quarter Fiscal Year 2008 Earnings Release	Page 2

The Company reported that its gross profit margin increased to 52.6% compared to 51.5% in the prior year quarter, mainly due to favorable product mix and more efficient inventory management. Advertising and other marketing investments increased 10.8% during the quarter to $67.5 million from $61.0 million in the prior year quarter. Selling and administrative expenses as a percentage of net sales were reduced 130 basis points to 24.4% compared to 25.7% in the prior year quarter.

Carol Lavin Bernick, Executive Chairman of the Company, stated, “We are very proud of our first quarter results and how our business performed in this competitive marketplace and uncertain economic environment. Our ability to grow, to innovate, to win and to create value are drivers to our success and are things that we remain committed to.”

Mrs. Bernick also announced the Company’s board of directors increased the regular quarterly cash dividend by 18.2% to 6.5 cents per share. Mrs. Bernick added, “Dividends have been an important part of our history and we are happy to reward our shareholders with a significant increase in our dividend.” The dividend will be paid on February 20, 2008 to shareholders of record on February 4, 2008.

On November 16, 2006, the Company closed a transaction that separated its consumer products business from its beauty supply distribution business and resulted in the formation of two separate and independent publicly-traded companies: new Alberto-Culver, a worldwide manufacturer and marketer of leading beauty care and other personal care products, and Sally Beauty Holdings, Inc., a leading distributor of professional beauty supplies. As a result of the transaction, beginning in the first quarter of fiscal year 2007, the results of operations of Sally Beauty and Beauty Systems Group are reported as discontinued operations.

The Company reported earnings from discontinued operations of $1.4 million (net of tax) in the first quarter of fiscal 2008 compared to a loss from discontinued operations of $5.9 million (net of tax) during the first quarter of fiscal 2007. Discontinued operations include the earnings of the beauty supply distribution business, which was separated from the Company on November 16, 2006, together with other fees and expenses associated with the separation. The diluted earnings per share from discontinued operations was 2 cents this quarter versus a diluted loss per share of 6 cents in the prior year quarter. Including continuing and discontinued operations, the Company reported net earnings of $30.9 million or 31 cents per share on a fully diluted basis this quarter, compared to a net loss of $5.9 million or 6 cents per fully diluted share in the first quarter of fiscal 2007.

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On December 1, 2006, the Company announced a reorganization plan following the completion of the separation. All costs incurred related to this plan, as well as certain other charges recorded in connection with the closing of the separation, are classified as “restructuring and other” on the statement of earnings. During the first quarter of fiscal year 2008 and 2007, the Company recorded restructuring costs related to the reorganization of $1.6 million and $31.4 million, respectively. The pre-tax amount in the prior year quarter consisted primarily of severance related to the restructuring ($9.5 million), charges related to the acceleration of vesting of stock options and restricted stock ($12.2 million) and contractual termination benefits for the Company’s former President and Chief Executive Officer relating to the separation ($9.9 million).

On October 29, 2007, the Company announced a plan to close its manufacturing facility in Toronto, Canada. All costs incurred related to this plan are also classified as “restructuring and other” on the statement of earnings. During the first quarter of fiscal year 2008, the Company recorded restructuring costs related to the closure of $3.2 million.

In total, the Company recorded restructuring and other costs during the first quarter of fiscal year 2008 of $4.8 million ($3.2 million after taxes or 3 cents per diluted share from continuing operations) versus $31.4 million ($20.3 million after taxes or 21 cents per diluted share from continuing operations) in the first quarter of fiscal year 2007.

Due to the disclosure of financial results excluding restructuring and other expenses, this press release contains certain non-GAAP financial measures as defined by Regulation G of the Securities and Exchange Commission. A reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures is included as a schedule to this release and can also be found on the Company’s web site at www.alberto.com.

The Company will discuss its first quarter fiscal year 2008 results with investors in a call to be held later today (Monday, January 28) at 11 a.m. Eastern Time. The dial-in numbers for the call are 888-631-5926 or 913-312-0944. The numbers for a replay of the conference call are 888-203-1112 or 719-457-0820 and will be available through Wednesday, February 27, 2008. The pass code is 7707364. The call and a replay will also be available on the internet for 30 days at www.alberto.com in the Investing Section, and at www.earnings.com.

Alberto-Culver First Quarter Fiscal Year 2008 Earnings Release	Page 4

Alberto-Culver Company manufactures, distributes and markets leading beauty care and other personal care products including TRESemmé, Alberto VO5, Nexxus and St. Ives in the United States and internationally. Several of its household/grocery products such as Mrs. Dash and Static Guard are niche category leaders in the U.S. It is also the second largest producer in the world of products for the ethnic hair care market with leading brands including Motions and Soft & Beautiful. Its Cederroth International unit is a major consumer goods marketer in the Nordic countries.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based on management’s current expectations and assessments of risks and uncertainties and reflect various assumptions concerning anticipated results, which may or may not prove to be correct. Some of the factors that could cause actual results to differ materially from estimates or projections contained in such forward-looking statements include: the pattern of brand sales; competition within the relevant product markets; loss of one or more key customers; loss of one or more key employees; inability of efficiency initiatives to improve the Company’s margins; risks inherent in expanding in existing geographic locations and entering new geographic locations; risks inherent in acquisitions, divestitures and strategic alliances; adverse changes in currency exchange rates; increases in costs of raw materials and inflation rates; events that negatively affect the intended tax free nature of the distribution of shares of Alberto-Culver Company in connection with the separation of the consumer products business from the beauty supply distribution business on November 16, 2006; the effects of a prolonged United States or global economic downturn or recession; changes in costs; the costs and effects of unanticipated legal or administrative proceedings; the risk that the expected cost savings related to the reorganizations and restructurings may not be realized; health epidemics; adverse weather conditions; loss of distributorship rights; sales by unauthorized distributors in the Company’s exclusive markets; and variations in political, economic or other factors such as interest rates, tax changes, legal and regulatory changes or other external factors over which the Company has no control. These forward-looking statements speak only as of the date of this press release, and there is no undertaking to update or revise them as more information becomes available. Additional factors that could cause Alberto-Culver’s results to differ materially from those described in the forward-looking statements can be found in the Company’s 2007 Annual Report on Form 10-K filed on November 28, 2007 and the Proxy Statement filed on December 11, 2007, in each case on file with the SEC and available at the SEC’s internet site (http://www.sec.gov).

Alberto-Culver First Quarter Fiscal Year 2008 Earnings Release	Page 5

Consolidated Condensed Statements of Earnings (Unaudited)

(in thousands, except per share data)

Three Months Ended December 31, 2007 and 2006	2007	2006
Net sales	$400,675	351,128
Cost of products sold	189,946	170,140

Gross profit	210,729	180,988
Advertising, marketing, selling and administrative (1)	165,334	151,222
Restructuring and other (2)	4,789	31,410

Operating earnings (loss)	40,606	(1,644)
Interest income, net	(2,880)	(309)

Earnings (loss) from continuing operations before income taxes	43,486	(1,335)
Provision (benefit) for income taxes	13,982	(1,338)

Earnings from continuing operations	29,504	3
Discontinued operations, net of income taxes (3)	1,403	(5,883)

Net earnings (loss)	$30,907	(5,880)

Basic earnings (loss) per share:
Continuing operations (2)	$.30	—
Discontinued operations	.02	(.06)

Total	$.32	(.06)

Diluted earnings (loss) per share:
Continuing operations (2)	$.29	—
Discontinued operations	.02	(.06)

Total	$.31	(.06)

Weighted average shares outstanding:
Basic	98,091	93,630
Diluted	100,608	95,673

(1)	Advertising, marketing, selling and administrative expenses includes $2,194 and $2,067 of stock option expense recorded during the first quarter of fiscal years 2008 and 2007, respectively, in accordance with SFAS No. 123 (R).
(2)	Restructuring and other expenses includes severance and other costs incurred related to the Company’s plan to close its manufacturing facility in Toronto, Canada which was announced in October 2007 and the Company’s reorganization plan announced following the separation of the consumer products business from the beauty supply distribution business, as well as other transaction-related expenses. During the first quarter of fiscal year 2008, restructuring and other expenses reduced earnings from continuing operations (net of tax) by $3,175 and basic and diluted earnings per share from continuing operations by 3 cents. During the first quarter of fiscal year 2007, restructuring and other expenses reduced earnings from continuing operations (net of tax) by $20,322 and basic and diluted earnings per share from continuing operations by 22 cents and 21 cents, respectively.
(3)	Discontinued operations, net of income taxes, includes the operations of the beauty supply distribution business, which was separated from the Company on November 16, 2006, together with other fees and expenses associated with the separation. The discontinued operations results in the first quarter of fiscal year 2008 result from favorable adjustments to self-insurance reserves for pre-separation Sally claims retained by Alberto-Culver.

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Consolidated Condensed Balance Sheets (Unaudited)

(in thousands)

	December 31, 2007	September 30, 2007
Assets
Cash, cash equivalents and short-term investments	$383,721	348,662
Accounts receivable, net	265,978	289,077
Inventories	197,510	189,137
Other current assets	38,476	30,662

Total current assets	885,685	857,538
Property, plant and equipment, net	228,571	224,494
Goodwill and trade names	328,925	325,457
Other assets, net	76,681	80,071

Total assets	$1,519,862	1,487,560

Liabilities and Stockholders’ Equity
Current portion of long-term debt	$120,832	120,636
Accounts payable, accrued expenses and income taxes	275,436	295,414

Total current liabilities	396,268	416,050
Long-term debt	2,743	2,077
Other liabilities and income taxes	93,755	85,662

Total liabilities	492,766	503,789
Stock options subject to redemption	9,883	10,407
Stockholders’ equity	1,017,213	973,364

Total liabilities and stockholders’ equity	$1,519,862	1,487,560

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Segment Data (Unaudited)

(in thousands)

Three Months Ended December 31, 2007 and 2006	2007	2006
Net Sales:
Consumer Packaged Goods	$343,187	303,703
Cederroth International	57,488	51,790
Eliminations	—	(4,365)

	$400,675	351,128

Earnings (Loss) From Continuing Operations Before Income Taxes:
Consumer Packaged Goods	$48,774	31,904
Cederroth International	(1,185)	(71)

Segment operating profit	47,589	31,833
Stock option expense	(2,194)	(2,067)
Restructuring and other (1)	(4,789)	(31,410)
Interest income, net	2,880	309

	$43,486	(1,335)

(1)	Restructuring and other expenses includes severance and other costs incurred related to the Company’s plan to close its manufacturing facility in Toronto, Canada which was announced in October 2007 and the Company’s reorganization plan announced following the separation of the consumer products business from the beauty supply distribution business, as well as other transaction-related expenses.

Alberto-Culver First Quarter Fiscal Year 2008 Earnings Release	Page 8

Schedule - Reconciliation of Non-GAAP Financial Measures

The Company’s press release announcing results of operations for the three months ended December 31, 2007 includes references to certain of the following “non-GAAP financial measures” as defined by Regulation G of the Securities and Exchange Commission:

•	Pre-tax earnings from continuing operations excluding restructuring and other expenses

•	Earnings from continuing operations excluding restructuring and other expenses

•	Basic earnings per share from continuing operations excluding restructuring and other expenses

•	Diluted earnings per share from continuing operations excluding restructuring and other expenses

•	Organic sales growth

On December 1, 2006, the Company announced a reorganization plan following the completion of the separation. All costs incurred related to this plan, as well as certain other charges recorded in connection with the closing of the separation, are classified as “restructuring and other” on the statement of earnings. During the first quarter of fiscal year 2007, the Company recorded restructuring costs of $31.4 million ($20.3 million after taxes or 21 cents per diluted share from continuing operations). The pre-tax amount consisted primarily of severance related to the restructuring ($9.5 million), charges related to the acceleration of vesting of stock options and restricted stock ($12.2 million) and contractual termination benefits for the Company’s former President and Chief Executive Officer relating to the separation ($9.9 million). During the first quarter of fiscal year 2008, the Company recorded additional restructuring costs related to this plan of $1.6 million.

On October 29, 2007, the Company announced another restructuring plan primarily related to the closure of its manufacturing facility in Toronto, Canada. All costs incurred related to this plan are also classified as “restructuring and other” on the statement of earnings. During the first quarter of fiscal year 2008, the Company recorded restructuring costs related to this new plan of $3.2 million consisting of severance ($1.9 million) and an impairment charge for certain manufacturing equipment at the Toronto plant ($1.3 million).

In total, the Company recorded restructuring and other costs during the first quarter of fiscal year 2008 of $4.8 million ($3.2 million after taxes or 3 cents per share from continuing operations).

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Schedule - Reconciliation of Non-GAAP Financial Measures (continued)

Reconciliations of these non-GAAP financial measures to their most directly comparable financial measures under GAAP for the three months ended December 31, 2007 and 2006 are as follows (in thousands, except per share data):

	Three Months Ended December 31
	2007	2006
Pre-tax earnings (loss) from continuing operations, as reported	$43,486	(1,335)
Restructuring and other expenses	4,789	31,410

Pre-tax earnings from continuing operations, excluding restructuring and other expenses	$48,275	30,075

Earnings from continuing operations (net of income taxes), as reported	$29,504	3
Restructuring and other expenses, net of income taxes	3,175	20,322

Earnings from continuing operations (net of income taxes), excluding restructuring and other expenses	$32,679	20,325

Basic earnings per share from continuing operations, as reported	$.30	—
Restructuring and other expenses, net of income taxes	.03	.22

Basic earnings per share from continuing operations, excluding restructuring and other expenses	$.33	.22

Diluted earnings per share from continuing operations, as reported	$.29	—

Restructuring and other expenses, net of income taxes	.03	.21

Diluted earnings per share from continuing operations, excluding restructuring and other expenses	$.32	.21

	Three Months Ended December 31
	2007	2006
Net sales growth, as reported	14.1%	12.6%
Effect of foreign exchange	(4.6)	(2.8)

Organic sales growth	9.5%	9.8%

Management uses these non-GAAP financial measures to evaluate the performance of the Company and believes the presentation of these amounts provides the reader with information necessary to analyze the Company’s normal operations for the periods compared.

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